Exhibit 23.1

Consent of Ernst & Young LLP,
Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Gannett Co., Inc.:

Form S-8 (No. 2-63038),
Form S-8 (No. 2-84088),
Form S-8 (No. 33-15319),
Form S-8 (No. 33-28413),
Form S-8 (No. 33-35305),
Form S-8 (No. 33-64959),
Form S-8 (No. 333-04459),
Form S-8 (No. 333-48202),
Form S-8 (No. 333-60402),
Form S-8 (No. 333-61859),
Form S-8 (No. 333-66051),
Form S-8 (No. 333-83426),
Form S-8 (No. 333-90309),
Form S-8 (No. 333-105029),
Form S-8 (No. 333-107240),
Form S-8 (No. 333-115135),
Form S-8 (No. 333-154846),
Form S-8 (No. 333-160838),
Form S-8 (No. 333-163576),
Form S-8 (No. 333-171027), and
Form S-3 (No. 333-181086),

and in the related Prospectuses, of our reports dated March 6, 2013, with respect to the consolidated financial statements of Belo Corp. and the effectiveness of internal control over financial reporting of Belo Corp. included in Belo Corp’s Annual Report (Form 10-K) for the year ended December 31, 2012 and included in this Current Report on Form 8-K/A of Gannett Co., Inc. dated March 11, 2014.

/s/ Ernst & Young LLP

McLean, Virginia
March 10, 2014